Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates Series 2001-16
*CUSIP: 21988G767 & 21988GAP1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2002.

INTEREST ACCOUNT
Balance as of May 15, 2002 ...................................             $0.00
         Scheduled Income received on securities .............     $1,125,028.75
         Unscheduled Income received on securities ...........             $0.00

LESS:
         Distribution to Class A-1 Holders ...................    -$1,125,000.00
         Distribution to Class A-2 Holders ...................            -$0.00
         Distribution to Depositor ...........................            -$0.00
         Distribution to Trustee .............................           -$28.75

Balance as of November 15, 2002 ..............................             $0.00

PRINCIPAL ACCOUNT
Balance as of May 15, 2002 ...................................             $0.00
         Scheduled Principal payment received on securities ..             $0.00
LESS:
         Distribution to Holders .............................             $0.00
Balance as of November 15, 2002 ..............................             $0.00

               UNDERLYING SECURITIES HELD AS OF NOVEMBER 15, 2002

Principal
Amount                     Title of Security
------                     -----------------
$29,033,000.00             Georgia Pacific Corporation 7.75% Debentures
                           Due November 15, 2029
                           *CUSIP: 373298BR8

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.